EXHIBIT 99.1

DTS Reports Fourth Quarter and Fiscal 2015 Financial Results

CALABASAS, Calif., March 02, 2016 (GLOBE NEWSWIRE) -- DTS, Inc. (Nasdaq:DTSI), a leader in high-definition audio solutions and audio enhancement technologies, today announced financial results for the fourth quarter and fiscal year ended December 31, 2015.

“Our fourth quarter results were solid, driven by higher than anticipated revenue contributions from iBiquity and strong game console production,” said Jon Kirchner, chairman and CEO, DTS, Inc. “Although 2015 was a challenging year, we maintained our focus on the network-connected markets where we materially advanced the development of ecosystems for our mobile and wireless audio solutions. Last week at Mobile World Congress, the Jade 2 smartphone from Acer became the world's first global smartphone to incorporate both Play-Fi® and Headphone:X®. Additionally, the acquisition of iBiquity has expanded our footprint in the automotive markets, increased the scale and profitability of our business, and strengthened our best-in-class suite of audio solutions, positioning us for continued growth in 2016 and beyond.”

Financial Comparison
	Q4 2015	Q4 2014
Revenue	$ 39.2 million	$ 35.2 million
Year-over-Year Growth Rate	11%

GAAP Net Income (Loss)	$ (12.8) million	$ 1.9 million
GAAP Diluted Earnings (Loss) Per Share	$(0.74)	$0.11

Non-GAAP Operating Margin	19%	26%
Non-GAAP Net Income	$ 4.2 million	$ 6.2 million
Non-GAAP Earnings Per Share*	$0.23	$0.34

	FY 2015	FY 2014
Revenue	$ 138.2 million	$ 143.9 million
Year-over-Year Growth Rate	(4)%

GAAP Net Income (Loss)	$ (12.3) million	$ 27.1 million
GAAP Diluted Earnings (Loss) Per Share	$(0.71)	$1.55

Non-GAAP Operating Margin	23%	27%
Non-GAAP Net Income	$ 21.2 million	$ 27.2 million
Non-GAAP Earnings Per Share*	$1.17	$1.55

Supplemental Information
	Q4 2015	Amount Per Diluted Share*
Stock-Based Compensation	$ 3.6 million	$0.14
Amortization of Intangibles	$ 5.6 million	$0.22
Acquisition, Integration, Realignment and Legal Costs	$ 13.2 million	$0.52

	FY 2015	Amount Per Diluted Share*
Stock-Based Compensation	$ 12.3 million	$0.47
Amortization of Intangibles	$ 13.6 million	$0.52
Acquisition, Integration, Realignment and Legal Costs	$ 18.8 million	$0.73
*Amount Per Diluted Share Net of Tax @ 30%

Excluding royalties from compliance activities, revenue for the fourth quarter 2015 was $37.3 million, an increase of 15% compared to $32.5 million in the fourth quarter of 2014. Excluding royalties from compliance activities, revenue for the fiscal year ended December 31, 2015 was $132.7 million, an increase of 2% compared to $130.6 million in 2014.

Included in the fourth quarter and full year 2015 results was $4.6 million in revenue, $0.9 million in cost of goods sold and $6.8 million in operating expenses from the recently acquired HD Radio business.

The Company closed the year with cash and investments totaling $61.9 million.

The GAAP and non-GAAP reconciling items for the quarters and years ended December 31, 2015 and 2014 can be found in the “Non-GAAP Financial Metrics” schedule attached to this press release and on the investor relations section of the Company’s website at www.DTS.com.

Business Outlook

For fiscal year 2016, the Company expects revenue in the range of $180 to $190 million. The Company expects growth in 2016 to primarily come from the automotive, mobile and wireless audio markets.

The Company expects non-GAAP operating margins in the low-to-mid 30s and non-GAAP diluted EPS in the range of $2.10 to $2.25.

In 2016, stock-based compensation expense is expected to be in the range of $0.52 to $0.53 per diluted share net of tax and amortization of intangibles is expected to be in the range of $0.87 to $0.89 per diluted share net of tax. The Company expects its tax rate excluding discrete items, for both GAAP and non-GAAP purposes, to be approximately 30%. On a GAAP basis, the Company expects operating margins in the range of 10% to 15% and diluted EPS in the range of $0.70 to $0.85.

This outlook is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Company's Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP by excluding charges and the related estimated income tax effects for stock-based compensation, the amortization of intangible assets, acquisition and integration, realignment and certain legal costs. Over the past several years, the Company's GAAP tax rate has varied substantially. As a result of the completion of an international restructuring in 2014, management believes the most appropriate measure for its estimated annual effective tax rate is approximately 30%. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate DTS' financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures.

Conference Call Information for March 2, 2016

DTS will host a conference call and live webcast at 1:30 p.m. Pacific Time to discuss the fourth quarter and fiscal year 2015 results. To access the conference call, dial 1-800-768-6544 or 1-785-830-7990 (outside the U.S. and Canada). A live webcast of the call will be available from the Investor Relations section of the Company's corporate website at www.dts.com and via replay beginning two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 4:30 p.m. Pacific Time, March 2, 2016 through 11:59 p.m. Pacific Time, March 9, 2016, by dialing 1-888-203-1112 or 1-719-457-0820 (outside the U.S. and Canada) and entering pass code 2489005#.

About DTS, Inc.

Since 1993, DTS, Inc. (Nasdaq:DTSI) has been dedicated to making the world sound better. Through its pioneering audio solutions for mobile devices, home theater systems, cinema, automobiles and more, DTS provides incredibly high-quality, immersive and engaging audio experiences to listeners everywhere. DTS technology is integrated in more than two billion devices globally, and the world's leading video and music streaming services are increasingly choosing DTS to deliver premium sound to their listeners’ network-connected devices. For more information, please visit www.dts.com.

Copyright 2016, DTS, Inc. DTS, the Symbol, and DTS and the Symbol together are registered trademarks of DTS, Inc. All other trademarks are the properties of their respective owners. All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS' results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "intends," "strategy," "opportunity," "anticipates" and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions, financial or operating performance, or future effective tax rates, including statements regarding overall profitability in 2016; any statements regarding anticipated growth in the network-connected markets and in the Blu-ray, automotive and home AV markets; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the Company’s ability to penetrate the on-line and mobile content delivery market and adapt DTS’ technologies for that market, the continued decline in optical disc-based product sales, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company's inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company's technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio, success of the Company's research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, negative trends in the general economy, continued weakness in the global financial markets and decreases in consumer confidence, a loss of one or more key customers or licensees, changes in domestic and international market and political conditions, unanticipated changes in tax provisions and other risks and uncertainties more fully described in DTS' public filings with the Securities and Exchange Commission, including DTS' most recent Forms 10-K and 10-Q, available at www.sec.gov. Readers are urged not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

DTS-I

DTS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	As of	As of
	December 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$52,208	$99,435
Short-term investments	9,657	-
Accounts receivable, net	12,454	12,364
Deferred income taxes	-	12,095
Prepaid expenses and other current assets	5,855	5,892
Income taxes receivable	4,130	3,925
Total current assets	84,304	133,711
Property and equipment, net	29,022	27,089
Intangible assets, net	157,936	48,543
Goodwill	108,726	50,356
Deferred income taxes	24,018	26,176
Other long-term assets	3,934	2,395
Total assets	$407,940	$288,270

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,979	$4,492
Accrued expenses	22,960	16,761
Deferred revenue	5,711	10,827
Income taxes payable	123	294
Current portion of long-term debt	21,486	5,000
Total current liabilities	56,259	37,374
Long-term debt	136,666	20,000
Other long-term liabilities	9,983	11,993

Stockholders' equity:
Preferred stock	-	-
Common stock	3	3
Additional paid-in capital	258,660	241,053
Treasury stock, at cost	(111,331)	(92,184)
Accumulated other comprehensive income	778	808
Retained earnings	56,922	69,223
Total stockholders' equity	205,032	218,903
Total liabilities and stockholders' equity	$407,940	$288,270

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(Unaudited)

Revenue	$39,173	$35,213	$138,209	$143,913
Cost of revenue	6,848	3,002	15,077	11,095
Gross profit	32,325	32,211	123,132	132,818
Operating expenses:
Selling, general and administrative	32,959	18,557	92,276	78,570
Research and development	14,426	10,200	42,985	37,298
Change in fair value of contingent consideration	(20)	100	(420)	400
Total operating expenses	47,365	28,857	134,841	116,268
Operating income (loss)	(15,040)	3,354	(11,709)	16,550
Interest and other expense, net	(1,463)	(281)	(2,255)	(413)
Income (loss) before income taxes	(16,503)	3,073	(13,964)	16,137
Provision (benefit) for income taxes	(3,663)	1,125	(1,663)	(11,006)
Net income (loss)	$(12,840)	$1,948	$(12,301)	$27,143

Net income (loss) per common share:
Basic	$(0.74)	$0.11	$(0.71)	$1.58
Diluted	$(0.74)	$0.11	$(0.71)	$1.55

Weighted average shares outstanding:
Basic	17,291	17,272	17,396	17,180
Diluted	17,291	18,062	17,396	17,561

DTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the Twelve Months Ended
	December 31,
	2015	2014
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(12,301)	$27,143
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17,692	14,404
Stock-based compensation charges	12,266	10,492
Deferred income taxes	1,288	(14,740)
Tax shortfalls from stock-based awards	-	(310)
Excess tax benefits from stock-based awards	-	(518)
Change in fair value of contingent consideration	(420)	400
Amortization of debt issuance costs	888	-
Other	680	117
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable	12,992	(377)
Prepaid expenses and other assets	1,128	(1,799)
Accounts payable, accrued expenses and other liabilities	4,026	6,600
Deferred revenue	(6,135)	459
Income taxes receivable/payable	(8,651)	(805)
Payment of iBiquity employee incentive plan	(19,288)	-
Net cash provided by operating activities	4,165	41,066
Cash flows from investing activities:
Purchases of available-for-sale investments	(34,666)	-
Maturities of available-for-sale investments	22,300	5,000
Sales of available-for-sale investments	6,502	-
Cash paid for business acquisitions, net	(156,563)	(3,200)
Sale of other assets	-	725
Purchases of property and equipment	(4,275)	(1,579)
Purchases of intangible assets	(2,675)	(2,025)
Other investing activities	(300)	-
Net cash used in investing activities	(169,677)	(1,079)
Cash flows from financing activities:
Proceeds from long-term borrowings	160,000	30,000
Repayment of long-term borrowings	(25,000)	(35,000)
Payment of contingent consideration	-	(500)
Payment of debt issuance costs	(3,642)	-
Proceeds from the issuance of common stock under stock-based compensation plans	8,987	6,717
Cash paid for shares withheld for taxes	(2,913)	(817)
Excess tax benefits from stock-based awards	-	518
Purchases of treasury stock	(19,147)	(7,495)
Net cash provided by (used in) financing activities	118,285	(6,577)
Net change in cash and cash equivalents	(47,227)	33,410
Cash and cash equivalents, beginning of period	99,435	66,025
Cash and cash equivalents, end of period	$52,208	$99,435

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company's GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Cost of revenue:
GAAP cost of revenue	$6,848	$3,002	$15,077	$11,095
Amortization of intangible assets	5,099	2,296	12,245	8,793
Non-GAAP cost of revenue	$1,749	$706	$2,832	$2,302

Selling, general and administrative:
GAAP selling, general and administrative	$32,959	$18,557	$92,276	$78,570
Amortization of intangible assets	524	248	1,316	1,024
Stock-based compensation	2,717	1,779	9,112	7,819
Acquisition*, integration, realignment and legal costs	10,746	534	15,152	1,504
Non-GAAP selling, general and administrative	$18,972	$15,996	$66,696	$68,223

Research and development:
GAAP research and development	$14,426	$10,200	$42,985	$37,298
Stock-based compensation	871	651	3,154	2,673
Acquisition*, integration, realignment and legal costs	2,494	147	3,619	488
Non-GAAP research and development	$11,061	$9,402	$36,212	$34,137

Operating income:
GAAP operating income (loss)	$(15,040)	$3,354	$(11,709)	$16,550
Amortization of intangible assets	5,623	2,544	13,561	9,817
Stock-based compensation	3,588	2,430	12,266	10,492
Acquisition*, integration, realignment and legal costs	13,240	681	18,771	1,992
Change in fair value of contingent consideration	(20)	100	(420)	400
Non-GAAP operating income	$7,391	$9,109	$32,469	$39,251
Non-GAAP operating income as a % of revenue	19%	26%	23%	27%

Net income:
GAAP net income (loss)	$(12,840)	$1,948	$(12,301)	$27,143
Amortization of intangible assets	5,623	2,544	13,561	9,817
Stock-based compensation	3,588	2,430	12,266	10,492
Acquisition*, integration, realignment and legal costs	13,240	681	18,771	1,992
Change in fair value of contingent consideration	(20)	100	(420)	400
Adjustment for income taxes	(5,441)	(1,523)	(10,727)	(22,657)
Non-GAAP net income	$4,150	$6,180	$21,150	$27,187

Non-GAAP diluted income per common share	$0.23	$0.34	$1.17	$1.55

Non-GAAP weighted average diluted shares outstanding	17,877	18,062	18,094	17,561

* On October 1, 2015, DTS completed its acquisition of iBiquity Digital Corporation
On August 14, 2014, DTS completed its acquisition of Manzanita Systems, Inc.

Non-GAAP Financial Targets

The following tables show the Company's fiscal year 2016 GAAP guidance reconciled to non-GAAP financial targets.

	Fiscal Year 2016
	Low	High

Operating income as a % of revenue:

GAAP operating income as a % of revenue	10%	15%
Amortization of intangible assets	13%	13%
Stock-based compensation	7%	7%
Non-GAAP operating income as a % of revenue	30%	35%

Net income per diluted share:

GAAP net income per diluted share	$0.70	$0.85
Amortization of intangible assets	1.25	1.33
Stock-based compensation	0.73	0.78
Adjustment for income taxes	(0.58)	(0.71)
Non-GAAP net income per diluted share	$2.10	$2.25

Weighted average shares used to compute non-GAAP
net income per diluted share (millions)	18.0	18.0

Investor Contact

DTS, Inc.
Geri Weinfeld
Director, Investor Relations
geri.weinfeld@dts.com
(818) 436-1231